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Glowpoint Reports Fourth Quarter and Fiscal Year 2010 Results

Cloud-Based Managed Service Revenue Grows 46% to Drive Significant Improvement in Profitability

MURRAY HILL, N.J., Mar. 16, 2011 – Glowpoint, Inc. (OTCBB: GLOW), a leading global provider of cloud-based managed services for telepresence, video conferencing and collaboration, today reported its financial results for the fourth quarter and fiscal year ending December 31, 2010.

Total revenues for the fourth quarter and fiscal year increased by 11% to $7.0 million and 9% to $27.6 million, respectively, compared to the same periods in the previous year. Cloud-based managed services revenues, consisting of Open Video (“OV”) Manage and Collaborate services, grew 46% in the quarter compared to the same period last year, and reached 41% of overall revenues in the quarter.

Loss from continuing operations showed an improvement of $530,000 from the third quarter, to $379,000 for the fourth quarter, which included severance charges in the amount of $459,000. The Company utilizes a non GAAP measurement of adjusted EBITDA as an important metric used by management to assess the operating performance of the Company which is defined and reconciled to GAAP results. Adjusted EBITDA (as defined and reconciled) for the fourth quarter was $486,000, representing a $580,000 increase over the previous quarter’s earnings.

Based on the current operating trends and analysis, the Company reported that it expects revenue and Adjusted EBITDA (as defined and reconciled) will continue to grow in 2011, led by cloud-based managed services growth. The Company is setting long-term targets of 15-20% revenue growth and 20-25% Adjusted EBITDA margins.

Highlights

•	Revenue from Cloud-Based Managed Service Driving Growth: Fourth quarter revenues from managed services increased 46% year over year and now represent 41% of quarterly revenues.

•	Positive cash flow: The Company’s operating cash flow improved on a quarterly basis, resulting in positive cash flow contribution of $119,000 for the quarter.

•
Strategic Partnerships: The Company continued its expansion of global partnerships in 2010, highlighted with core partners BroadSoft, Acme Packet, and Equinix, adding to its existing strategic partners and relationships with Polycom, Tata Communications and AVI-SPL.

•
Continued Investments in Growth and Operating Efficiencies: The Company’s investments in sales, marketing, product development and operating efficiencies are anticipated to drive continued growth and improved operating leverage.  The Company launched its Open Video Cloud™ strategy to expand services on a global basis, and throughout 2010, announced several service rollouts targeted at the unified communications technology evolution and enhanced self-use services delivered via its cloud-based hosted infrastructure and applications.

•
Management Team:  In the second half of 2010, multiple executives from the unified communications space were added to the executive management team.  John McGovern, an Avaya veteran, joined as EVP and CFO, Stephen Vobbe joined from Cisco to head sales and marketing, and Michael Hubner joined as General Counsel and Corporate Secretary. Also, Anil Balani now leads Glowpoint’s product development group and Shane Bouslough joined to direct information systems.

•
New Showcase HQ and R&D Operations Center:  The Company moved its corporate headquarters and added a new showcase operations, R&D and executive briefing center at the end of 2010.  This new facility is equipped with multiple telepresence rooms, its North America (East) operations center, and a fully equipped R&D lab.

 “I am very pleased with the progress we’ve made this year and our continued focus on product initiatives, sales and marketing, strategic partnerships and operating efficiencies is paying off.  I feel we are just beginning to scratch the surface for what is to come and expect we will continue to solidify our global go-to-market strategies with additional strategic partners in 2011,” said Joe Laezza, Glowpoint’s president and chief executive officer.  “We remain committed to aligning the Company with the right partners and driving profitability based on accelerated growth and operating leverage.”

John McGovern, Glowpoint’s executive vice president and chief financial officer, further commented, “The growth of revenue in our managed service business reflects a continued trust by our customers and partners to manage their video communication needs within this growing market. This revenue growth, as well as the actions we have taken to align our cost structure with our business needs, has led to a dramatic improvement in our fourth quarter profitability.”

Teleconference

As reported, Glowpoint will host a conference call at 4:30 p.m. EDT today to discuss the financial results for Q4 and Fiscal Year Ending 2010, along with updates on the business into 2011. To listen and participate, please visit: http://www.glowpoint.com/about/investors.asp.  Interested participants should call (877) 407-1869. International participants should call +1 201-689-8044. No passcodes are required.

Supporting Resources

•	Glowpoint Investor Information

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•	Glowpoint on Twitter

About Glowpoint

Glowpoint, Inc. (OTCBB: GLOW) enables video users to effortlessly and securely call one another regardless of their video technology or network. With unlimited, "open" access to Glowpoint's cloud-based, hosted-video infrastructure and services, video calling within – and between – companies is dramatically simplified. From full-featured telepresence and video conferencing suites to desktop video, Glowpoint supports customers around the world with 24/7 managed services that allow business professionals to enjoy “in-the-same-room” intimacy and cost savings. To see a video-in-the-cloud demonstration, and to learn more about how cost-effective and easy telepresence and video conferencing can be for your business, please visit http://www.glowpoint.com.

Non-GAAP Financial Information

Adjusted EBITDA is defined as net income or loss from continuing operations before depreciation, amortization, interest expense, interest income, sales taxes and regulatory fee expense or benefit, loss on extinguishment of debt, changes in fair value of derivative financial instruments and stock-based compensation, and severance Adjusted EBITDA is not intended to replace operating income (loss), net income (loss), cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles.  Rather, Adjusted EBITDA is an important measure used by management to assess the operating performance of the Company. Adjusted EBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies.  Additionally, Adjusted EBITDA as defined here does not have the same meaning as EBITDA as defined in our SEC filings prior to this date.  A reconciliation of Adjusted EBITDA to net loss is shown below.

Forward Looking Statements

Some statements set forth in this release, other than historical information, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Statements that include words such as "anticipate," "believe," "estimate" or "expect" and statements in the future tense are forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.  Certain factors that could cause our results to differ materially from our expectations are described in our filings with the Securities and Exchange Commission.  We do not undertake, and specifically disclaim any obligation, to publicly release the results of any revisions that may be made to any forward-looking statements in order to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

GLOWPOINT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and shares)
(Unaudited)

	December 31,
ASSETS	2010	2009
Current assets:
Cash	$2,035	$587
Accounts receivable, net of allowance for doubtful accounts of $250 and $227, respectively	2,706	3,063
Net current assets of discontinued operations	15	257
Prepaid expenses and other current assets	377	291
Total current assets	5,133	4,198
Property and equipment, net	3,148	2,682
Other assets	83	31
Total assets	$8,364	$6,911

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving loan facility	$750	$—
Accounts payable	2,333	3,207
Accrued expenses	1,352	901
Accrued sales taxes and regulatory fees	739	888
Customer deposits	243	308
Deferred revenue	242	259
Total current liabilities	5,659	5,563

Long term liabilities:
Accrued sales taxes and regulatory fees, less current portion	—	195
Total long term liabilities	—	195
Total liabilities	5,659	5,758

Stockholders’ equity:
Preferred stock Series B, non-convertible; $.0001 par value	10,000	—
Preferred stock Series A-2, convertible; $.0001 par value	3,354	14,275
Common stock, $.0001 par value	9	7
Additional paid-in capital	154,410	150,659
Accumulated deficit	(165,068)	(162,405)
	2,705	2,536
Less: Treasury stock, 0 and 391,223 shares at cost, after adjustments to reflect the reverse stock split of 1 for 4 effective January 14, 2011	—	(1,383)
Total stockholders’ equity	2,705	1,153
Total liabilities and stockholders’ equity	$8,364	$6,911

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
and GAAP to Non-GAAP Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Managed Services Combined	$2,934	$2,013	$10,480	$7,433
OV Connect and other services	4,075	4,321	17,070	17,822
Total revenue	7,009	6,334	27,550	25,255

Network and infrastructure	2,621	2,787	11,389	11,005
Global managed services	2,023	1,946	8,226	7,476
Sales and marketing	955	781	4,142	3,193
General and administrative	1,470	974	5,330	4,392
Depreciation and amortization	266	265	1,078	1,056
Tax and regulatory fees	-	(2,123)	-	(2,500)
Total operating expenses	7,335	4,631	30,165	24,662

Net operating income(loss)	(326)	1,703	(2,615)	633
Other Expenses	53	(816)	160	1,559
Net Income (Loss) from continuing operations	(379)	2,519	(2,775)	(926)
Income (loss) from discontinued operations	(68)	92	112	379
Net Income (Loss)	$(447)	$2,611	$(2,663)	$(547)

Net Income/(Loss) from continuing operations	$(379)	$2,519	(2,775)	(926)

Interest/Financing	53	(816)	160	1,559
Depreciation	266	266	1,078	1,056
Sales Taxes & Regulatory Fees	-	(2,123)	-	(2,500)
Stock-based compensation	69	118	514	556
Stock-based comp Related to Severance	18	-	(96)	(56)
Severance	459	-	982	317
Adjusted EBITDA	$486	$(36)	$(137)	$6

GLOWPOINT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Cash flows from Operating Activities:
Net profit / (loss)	$(447)	$2,611	$(2,663)	$(547)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	266	266	1,078	1,056
Amortization of deferred financing costs	16	-	34	-
Loss on extinguishment of debt	-	-	-	254
Accretion of Discount on Senior Secured Notes				23
Bad debt expense	(55)	65	290	250
(Gain) Loss on disposal of furniture, equipment and leasehold improvements	26	-	15	8
(Decrease) increase in estimated fair value of debenture	-	-	-	1,848
Stock-based compensation	69	118	514	556
Increase (decrease) in cash attributable to changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	773	(569)	67	(585)
Other current assets	111	112	(86)	3
Other assets	-	-	(86)	2
Accounts payable	(681)	398	(874)	903
Accrued expenses	25	(88)	451	127
Sales taxes	(143)	(3,005)	(344)	(3,452)
Customer deposits	(13)	(164)	(65)	(298)
Deferred revenue	18	2	(17)	(66)
Net cash provided (used) by continuing operating activities	(35)	(254)	(1,686)	82
Net cash provided (used) by discontinuing operating activities	154	33	242	42
Net cash provided (used) by operating activities	119	(221)	(1,444)	124

Cash flows from Investing Activities:
Proceeds from sale of equipment	61	-	61	-
Purchases of furniture, equipment and leasehold improvements	(661)	(209)	(1,620)	(1,213)
Net cash used by investing activites	(600)	(209)	(1,559)	(1,213)

Cash flows from Financing Activities:
Proceeds from preferred stock offerings	-	-	4,000	1,800
Proceeds from exercise of stock options	-	9	8	17
Capital Lease	-	(116)	-	(234)
Proceeds from revolving loan	-	-	750	-
Receivable from sale of Series A Preferred Stock	1,000	-	-
Purchase of Senior Secured Notes	-	-	-	(750)
Costs of private placement	-	-	(307)	(384)
Net cash provided (used) by financing activities	1,000	(107)	4,451	449

Increase (decrease) in cash	519	(537)	1,448	(640)

Cash at beginning of period	1,516	1,124	587	1,227

Cash at end of period	$2,035	$587	$2,035	$587